Exhibit 21

Subsidiaries of the Registrant

Parent

Mid-Southern Bancorp, Inc.

Subsidiaries	Percentage of Ownership	Jurisdiction or State of Incorporation

Mid-Southern Savings Bank, FSB	100%	Federal

122